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CUSIP NO. 278865AG5                                                EXHIBIT (4)C

                        6.875% Notes Due February 1, 2011


No. _____________                                             $_________________


                                   ECOLAB INC.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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          Ecolab Inc., a Delaware corporation (herein referred to as the
"Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $150,000,000 on February 1, 2011 (the "Maturity Date") and to pay interest thereon from January 26, 2001, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on February 1 and August 1 in each year (each, an "Interest Payment Date"), commencing August 1, 2001, at 6.875% per annum until the principal hereof is paid or duly provided for.

          Any payment of principal or interest required to be made on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day and no interest shall accrue as a result of such delayed payment. Interest payable on each Interest Payment Date will include interest accrued from and including January 26, 2001, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to but excluding such Interest Payment Date.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person (the "Holder") in whose name this Note (or one or more predecessor Securities) is registered at the close of business on the January 15 and July 15 (whether or not a Business Day) next preceding such Interest Payment Date (a "Regular Record Date"). Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Securities) is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee (referred to herein), notice whereof shall be given to the Holder of this Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

          For purposes of this Note, "Business Day" means any day that, in the city of the principal Corporate Trust Office of the Trustee and in the city of New York, New York, is neither a Saturday, Sunday, or legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close.

          Payment of the principal of this Note on the Maturity Date will be made against presentation of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. So long as this Note remains in book-entry form, all payments of principal and interest will be made by the Company in immediately available funds.

          GENERAL. This Note is one of a duly authorized issue of securities (herein called the "Securities") of the Company, issued and to be issued in one or more series under an Amended and Restated Indenture, dated as of January 9, 2001 (as it may be supplemented from time to time, herein called the "Indenture"),


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between the Company and Bank One, National Association (f/k/a The First
National Bank of Chicago), amends and restates the Indenture, dated as of November 1, 1996, between the Company and the Trustee, a national banking association, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to a series of which this
Note is a part), which indenture amends and restates the Indenture, dated as of November 1, 1996, between the Company and the Trustee. Reference is made to the Indenture and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of a duly authorized series of Securities designated as "6.875% Notes due February 1, 2011" (collectively, the "Notes").

          EVENTS OF DEFAULT. If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

          MATURITY. The Notes may be redeemed, in whole or in part, by, and at the option of, the Company at any time after issuance and prior to the Maturity Date at a price equal to the greater of:

     -    100% of the principal amount of the Notes to be redeemed; or

     - the sum of the present values of the Remaining Scheduled Payments discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the Redemption Date; provided, however, that with respect to interest payments that are due on or prior to the Redemption Date, the Company will make payments of interest to the Holders of record of the Notes at the close of business on the Regular Record Date.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

     "Comparable Treasury Price" means, with respect to any Redemption Date, (1) the arithmetic average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day before such Redemption Date, as published in the daily statistical release (or any successor release) by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not available or does not contain such prices on such Business Day, the arithmetic average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date.

     "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.


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     "Reference Treasury Dealer" means Credit Suisse First Boston Corporation,
Banc of America Securities LLC and their successors; provided, however, that if Credit Suisse First Boston Corporation or Banc of America Securities LLC ceases to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute another Primary Treasury Dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the arithmetic average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer by 5:00 p.m. on the third Business Day before such Redemption Date.

     "Remaining Scheduled Payments" means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal and interest on such Note that would be due after the related Redemption Date but for such redemption; provided, however, that if such Redemption Date is not an Interest Payment Date, the amount of the next succeeding scheduled interest payment on such Note will be reduced by the amount of interest accrued on such Note to such Redemption Date.

     "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

     Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.

          Except as otherwise set forth above, the terms and conditions upon which and the manner in which the Notes may be redeemed by the Company under the foregoing provisions are governed by Article XII of the Indenture; provided that
Section 12.5 of the Indenture shall not apply to the Notes.

          MODIFICATION AND WAIVERS; OBLIGATIONS OF THE COMPANY ABSOLUTE. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time, subject, with certain exceptions, to the consent of the Holders of not less than a majority in principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in principal amount of the Outstanding Securities of individual series to waive on behalf of all of the Holders of Securities of such individual series certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the


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registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

          DEFEASANCE AND COVENANT DEFEASANCE. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

          AUTHORIZED DENOMINATIONS. The Notes are issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

          REGISTRATION OF TRANSFER OR EXCHANGE. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register upon presentation of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          As provided in the Indenture and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holders surrendering the same.

          This Note is a Global Security. If the Depositary is at any time unwilling, unable or ineligible to continue as Depositary and a successor Depository is not appointed by the Company within 90 days, the Company will issue Notes in definitive registered form without Coupons, in any authorized denominations, of like tenor, in an aggregate principal amount equal to the principal amount of the Registered Global Security or Securities representing the Notes (each a "Registered Global Note"), in exchange for such Registered Global Note or Notes. In addition, the Company may at any time and in its sole discretion determine that the Notes will no longer be represented by Registered Global Notes and, in such event, will issue Notes in definitive registered form, in such tenor, in any authorized denominations and in an aggregate principal amount equal to the principal amount of the Registered Global Notes representing such Notes, in exchange for such Registered Global Notes. In any such instance, an owner of a beneficial interest in a Global Note will be entitled to physical delivery in definitive registered form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in definitive registered form will be issued in


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denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000 and will be issued in registered form only, without coupons.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          DEFINED TERMS. All terms used in this Note which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          GOVERNING LAW. This Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes will be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

          Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


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          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.


Dated: January 26, 2001

     TRUSTEE'S CERTIFICATE
       OF AUTHENTICATION

This is one of the Securities
referred to in the within-
mentioned Indenture

BANK ONE, NATIONAL ASSOCIATION,         ECOLAB INC.
 as Trustee

                                        By:
                                           -------------------------------------

By:                                     Attest:
   --------------------------                  ---------------------------------
      Authorized Signatory                                 Secretary


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                                 ASSIGNMENT FORM

          To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to



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                  (Insert assignee's soc. sec. or tax I.D. no.)


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              (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________ to transfer this Note on the books of Ecolab Inc. The agent may substitute another to act for him.

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Date:
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                                        Your Signature:

                                        -------------------------
                                        (Sign exactly as your name appears on
                                        the face of this Note)

                                        Signature guarantee:


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